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                                                                       Exhibit 5

                        [Letterhead of Haythe & Curley]


                                 August 5, 1998


Norton McNaughton, Inc.
463 Seventh Avenue, 9th Floor
New York, New York 10018

Norton McNaughton of Squire, Inc.
c/o Norton McNaughton, Inc.
463 Seventh Avenue, 9th Floor
New York, New York 10018

Miss Erika, Inc.
c/o Norton McNaughton, Inc.
463 Seventh Avenue, 9th Floor
New York, New York 10018

Jeri-Jo Knitwear, Inc.
c/o Norton McNaughton, Inc.
463 Seventh Avenue, 9th Floor
New York, New York 10018

Norty's, Inc.
c/o Norton McNaughton, Inc.
463 Seventh Avenue, 9th Floor
New York, New York 10018

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") filed by Norton McNaughton, Inc. (the "Company") and Norton McNaughton of Squire, Miss Erika, Inc. (f/k/a ME Acquisition Corp.), Jeri-Jo Knitwear, Inc. (f/k/a JJ Acquisition Corp.) and Norty's, Inc. (collectively, the "Subsidiary Guarantors") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $125,000,000 aggregate principal amount of its 12 1/2% Senior Notes due 2005 ("Exchange Notes") for an equal principal amount of its outstanding 12 1/2% Senior Notes due 2005 ("Outstanding Notes") and the guarantee by the Subsidiary Guarantors of the Exchange Notes. The Outstanding Notes were issued, and the Exchange Notes are issuable, pursuant to an Indenture, dated as of June 18, 1998, among the Company, the Subsidiary Guarantors and United States Trust Company of New York, as Trustee (the "Indenture"). We have examined the Indenture, the Outstanding Notes, the
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form of the Exchange Notes and such other documents and matters of law as we have deemed necessary for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that:

      1. The Exchange Notes, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and when issued in exchange for Outstanding Notes as contemplated in the Registration Statement, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

      2. The guarantees by the Subsidiary Guarantors of the Exchange Notes, when executed by the Subsidiary Guarantors in accordance with the provisions of the Indenture and when issued as contemplated in the Registration Statement, will constitute valid and binding obligations of the Subsidiary Guarantors, respectively, and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

      3. Under existing law, the exchange of the Exchange Notes for the Outstanding Notes pursuant to the Exchange Offer will not be treated as an "exchange," or otherwise as a taxable event, for federal income tax purposes.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.


                              Respectfully submitted,

                              /s/ Haythe & Curley